UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) : December 13, 1996

                                  RADYNE CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         New York                  0-11685-NY                   11-2569467
---------------------------     ----------------            -------------------
State or other jurisdiction     (Commission File               (IRS Employer
     of incorporation)              Number)                 Identification No.)


5225 S. 37th Street,            Phoenix, Arizona                       85040
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code (602) 437-9620

Item 1.     Change in Control of Registrant.

            On December 13, 1996, Stetsys Pte Ltd, a corporation organized under the laws of Singapore, acquired all of the outstanding stock of Stetsys US, Inc., a Delaware corporation ("Stetsys"), from Singapore Technologies Electronics Pte Ltd, another wholly owned subsidiary of its parent corporation, Singapore Technologies Pte Ltd. Stetsys continues to own all of the outstanding stock of Engineering and Technical Services, Inc., a Florida corporation ("ETS"), which (through its wholly owned subsidiary, Radyne Corp., a Florida corporation ("Radyne Florida")) controlled Radyne Corp., a New York corporation ("the Company") by virtue of its ownership of approximately 90.67% of the Common Stock, $.002 par value, of the Company (the "Shares").

            On December 24, 1996, ETS completed the distribution of the Shares to Stetsys. ETS had previously received the Shares by operation of law upon the merger of Radyne Florida into ETS. As a result of these transactions, Stetsys now owns directly the approximately 90.67% of the Common Stock of the Company which Stetsys had owned indirectly and Stetsys continues to be wholly owned by the same group of corporations of which Stetsys Pte Ltd and Singapore Technologies Pte Ltd are members.

Item 2.     Inapplicable.

Item 3.     Inapplicable.

Item 4.     Inapplicable.

Item 5.     Inapplicable

Item 6.     Inapplicable.

Item 7.     Inapplicable.

Item 8.     Inapplicable.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        RADYNE CORP.
                                               ------------------------------
                                                        (Registrant)

Dated: December 27, 1996                   By:   /s/ ROBERT C. FITTING
                                               ------------------------------
                                                 Robert C. Fitting,  President